Ruth’s Chris Steak House, Inc.

Common Stock

UNDERWRITING AGREEMENT

dated [            ], 2005

Banc of America Securities LLC

Wachovia Capital Markets, LLC

Goldman, Sachs & Co.

RBC Capital Markets Corporation

CIBC World Markets Corp.

SG Cowen & Co., LLC

Piper Jaffray & Co.

Underwriting Agreement

[            ], 2005

Banc of America Securities LLC

      As Lead Representative of the several Underwriters

Wachovia Capital Markets, LLC

Goldman, Sachs & Co.

RBC Capital Markets Corporation

CIBC World Markets Corp.

SG Cowen & Co., LLC

Piper Jaffray & Co.

      As Representatives of the several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

Introductory. Ruth’s Chris Steak House, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of [            ] shares of its Common Stock, par value $0.01 per share (the “Common Stock”); and the stockholders of the Company named in Schedule B hereto (collectively, including the Warrant Selling Stockholder (as defined herein) the “Selling Stockholders”) severally and not jointly propose to sell to the Underwriters an aggregate of [            ] shares of Common Stock. Wachovia Investors, Inc. (the “Warrant Selling Stockholder”) proposes to sell to the several Underwriters a warrant (the “Warrant”) immediately exercisable for [            ] shares of the Company’s Class B common stock, par value $0.01 per share (collectively, the “Class B Warrant Shares”) at an exercise price (the “Exercise Price”) of $0.00048186 per Class B Warrant Share underlying the Warrant. Each share of Class B Warrant Shares is convertible into one share of Common Stock (collectively, the “Warrant Shares”). The [            ] shares of Common Stock to be sold by the Company and the [            ] shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Shares”. In addition, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC (collectively, the “Madison Dearborn Selling Stockholders”) have severally granted to the Underwriters an option to purchase up to an additional [            ] shares (the “Optional Shares”) of Common Stock, as provided in Section 2, each such Madison Dearborn Selling Stockholder selling, on a pro rata basis, up to the amount set forth opposite such Madison Dearborn Selling Stockholder’s name in Schedule B. The Firm Shares, Warrant Shares and, if and to the extent such option is exercised, the Optional Shares, are collectively called the “Shares”. Banc of America Securities LLC (“BAS”), Wachovia Capital Markets, LLC (“Wachovia”), Goldman, Sachs & Co., RBC Capital Markets Corporation, CIBC World Markets Corp., SG Cowen & Co., LLC (“SG Cowen”) and Piper Jaffray & Co. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”, and BAS in such capacity, the “Lead Representative”) in connection with the offering and sale of the Shares.

As described in the Prospectus (as defined below), the Company entered into a Securities Purchase Agreement date as of September 17, 1999 (the “Warrant Purchase Agreement”) with the Warrant Selling Stockholder. Pursuant to the Warrant Purchase Agreement, the Company issued the Warrant to the Warrant Selling Stockholder. Additionally, in connection with its acquisition by the Madison Dearborn Selling Stockholders in 1999 and its issuance of the Warrant, the Company entered into a Shareholders Agreement dated as of September 17, 1999 (the “Shareholders Agreement”) with the Warrant Selling Stockholder, the Madison Dearborn Selling Stockholders, GS Mezzanine Partners, L.P. and GS Mezzanine Partners Offshore (collectively, the “GS Entities”) and the Registration Agreement dated as of September 17, 1999 (the “Registration Rights Agreement”) with the Warrant Selling Stockholder, the Madison Dearborn Selling Stockholders and the GS Entities.

To the extent that there are no additional Underwriters named in Schedule A other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company and the Underwriters agree that up to [            ] of the Firm Shares and the Warrant Shares (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible employees of the Company and persons having business relationships with the Company (collectively, the “DSP Participants”), as part of the distribution of the Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rule and regulations. One of the Underwriters (the “DSP Underwriter”) shall be selected to process the sales to the DSP Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the DSP Participants by [7:30 A.M.], New York City time, on the first business day after the date of this Agreement, such Directed Shares may be offered to the public as set forth in the Prospectus (as defined in Section 1.A.(a) below).

The Company and the Selling Stockholders hereby confirm their engagement of SG Cowen as, and SG Cowen hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a “qualified independent underwriter”, within the meaning of Section (b)(15) of Rule 2720 of the NASD with respect to the offering and sale of the Shares. SG Cowen, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters and the QIU as follows:

SECTION 1. Representations and Warranties.

A. The Company hereby represents, warrants and covenants to each Underwriter and the QIU as follows:

(a) Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on

Form S-1 (File No. 333-124285), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Securities Act is hereinafter called a “preliminary prospectus”. The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the time of execution of this Agreement by the Company, the Selling Stockholders and the Representatives (the “Execution Time”) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the time the Registration Statement became effective. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical (other than with respect to graphics and formatting) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and, in the case of any post-effective amendment, will comply as of its filing date in all material respects with the Securities Act and did not and, in the case of any post-effective amendment, will not contain as of its effective date any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the First Closing Date (as defined in Section 2 hereof) and at any Subsequent Closing Date (as defined in Section 2 hereof), if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the

Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to (i) any Underwriter furnished to the Company in writing by the Representatives or (ii) any Selling Stockholder furnished to the Company in writing by such Selling Stockholder, in each case expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus (including any Prospectus wrapper) or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(e) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(f) No Applicable Registration or Other Similar Rights. Except as otherwise disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act of 1934, as amended, and the applicable published rules and regulations thereunder (collectively, the “Exchange Act”).

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions “Summary—Summary Historical Financial and Operating Data”, “Selected Consolidated Financial Data” and “Capitalization” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as provided in the Credit Agreement, dated as of March 11, 2005, among the Company, Wells Fargo Bank, National Association, as administrative agent, and other lender parties thereto (the “Credit Agreement”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans or upon exercise of outstanding options or warrants or upon conversion of any outstanding securities in accordance with the terms thereof, in each case as described in the Prospectus). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than as described in the Prospectus. The description of the Company’s preferred stock, warrants, stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately presents, in all material respects, the information required to be shown with respect to such preferred stock, warrants, plans, arrangements, options and rights.

(l) Quotation. The Shares have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

(m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or other organizational documents, (ii) in violation or default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such violations or Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect, and (iii) will not result in any violation of any statute, law, regulation, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except (x) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD and (y) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which Directed Shares are offered.

(n) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (x) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (y) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement.

(o) Labor Matters. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or distributors that would reasonably be expected to have a Material Adverse Effect.

(p) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their business as now conducted; and the expected expiration of any of such Intellectual Property Rights would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would have a Material Adverse Effect. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be described in the Prospectus and are not so described. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(q) All Necessary Permits, Etc. Except as otherwise disclosed in the Prospectus, the Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess any such license, certificate, authorization or permit would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(r) Title to Properties. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1.A(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as provided in the Credit Agreement, and except such as do not materially and adversely affect the value of such property in the aggregate and do not materially interfere with the use made of such properties in the aggregate by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions that do not materially interfere with the use made of such real property, improvements, equipment or personal property, in each case in the aggregate, by the Company or such subsidiary.

(s) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be or is being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1.A(i) above in respect of all federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(t) Company Not an “Investment Company”. The Company is not, and after receipt of payment for the Shares to be sold by the Company and the application of the proceeds thereof as contemplated under “Use of Proceeds” in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(v) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

(x) Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 15d-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, to the Company’s knowledge there has been no material weakness (as such term is defined by the Public Accounting Oversight Board pursuant to Auditing Standard No. 2) in the Company’s internal control over financial reporting (whether or not remediated).

(y) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(z) Compliance with Franchise Laws. Except as disclosed in the Prospectus, the Company and its subsidiaries are in compliance with the applicable requirements of the Federal Trade Commission rules governing franchising and applicable provisions of federal, state or local laws or regulations governing the business of a franchise or that are applicable to their business as presently conducted, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(aa) Statistical Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data prepared by third parties included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(bb) Compliance with Environmental Laws. Except as otherwise disclosed in the Prospectus (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, a citizens’ group, an employee or otherwise, that alleges that the

Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability of the Company or any of its subsidiaries for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern that reasonably could result in a violation of any Environmental Law by the Company or any of its subsidiaries, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; except in each of clauses (i) through (iii) above as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(dd) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

(ee) Compliance with Laws. The Company and its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(ff) Directed Share Program. The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, is distributed in connection with the Directed Share Program. The Company has not offered, or caused the Underwriters to offer, any Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a supplier of the Company to alter the supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(gg) Authorization of Warrants; Non-Contravention. The Warrant was duly authorized and validly issued and is not subject to any preemptive or similar rights. The Warrant was duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms. The sale of the Warrant to the Underwriters pursuant to the terms of this Agreement does not violate any provision thereof and upon such sale the Warrant will be fully and immediately exercisable by the Underwriters as contemplated herein and otherwise enforceable against the Company in accordance with its terms.

(hh) Exercise of the Warrant. Upon the Underwriters’ purchase of the Warrant, exercise thereof and payment to the Company of the Exercise Price, all of the requirements (whether under the Warrant or otherwise) with respect to the Underwriters’ exercise of the Warrant for Class B Warrant Shares will be satisfied, and the Company will be unconditionally obligated to immediately issue duly authorized and validly issued, fully paid and nonassessable shares of Class B Warrant Shares.

(ii) Authorization of Class B Warrant Shares. All of the Class B Warrant Shares have been duly and validly authorized and reserved for issuance; when issued and delivered to the Underwriters upon exercise of the Warrant against payment to the Company of the Exercise Price in respect of the Warrant, the Class B Warrant Shares will be validly issued, fully paid and nonassessable, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, and conform to the description thereof contained in the Prospectus; and the issuance of such Class B Warrant Shares will not be subject to any preemptive or similar rights.

(jj) Conversion of Class B Warrant Shares to Warrant Shares. All of the Warrant Shares have been duly and validly authorized and reserved for issuance; when issued and delivered to the Underwriters upon conversion by the Underwriters of the Class B Warrant Shares into the Warrant Shares, the Warrant Shares will be validly issued, fully paid and nonassessable, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, and conform to the description thereof contained in the Prospectus; and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to Section 5 of this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, counsel to the Selling Stockholders and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter and the QIU as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The Custody Agreement and Power of Attorney. Certificates in negotiable form representing all of the Shares or the Warrant, as the case may be, to be sold by such Selling Stockholder hereunder have been placed in custody, or will be prior to the First Closing Date placed in custody, under a custody agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Robin P. Selati and Craig S. Miller, each as a custodian (collectively, the “Custodians”), and such Selling Stockholder has duly executed and delivered a power of attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule C hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus. Each of (i) the Custody Agreement signed by such Selling Stockholder and the Custodians relating to the deposit of the Shares or the Warrant, as the case may be, to be sold by such Selling Stockholder and (ii) the Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder.

(c) Obligations of the Selling Stockholder. The Shares or Warrant, as the case may be, represented by the certificates held in custody or to be held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if such Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares or Warrant, as the case may be, hereunder, certificates representing the Shares or Warrant, as the case may be, shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by such Selling Stockholder’s Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodians, such Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(d) Title to Shares to be Sold; All Authorizations Obtained. In the case of a Selling Stockholder selling Shares that are Common Stock (i) on the First Closing Date and, with respect to the Madison Dearborn Selling Stockholders, on any Subsequent Closing Date, such Selling Stockholder is the record and beneficial owner of the Shares to be sold by the Selling Stockholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly indorsed such Shares in blank, and, assuming that the Underwriters purchase such Shares without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon sale and delivery of, and payment for, such securities as provided herein, the Underwriters will acquire the interest of such Selling Stockholder (including, without limitation, all rights that such Selling Stockholder had or has to transfer such Shares) in such Shares and will acquire the Shares, free and clear of any adverse claim (within the meaning of Section 8-105 of the UCC); and (ii) such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(e) Title to Warrant to be Sold; All Authorizations Obtained. (i) In the case of a Selling Stockholder selling the Warrant, on the First Closing Date, such Selling Stockholder is the record and beneficial owner of the Warrant to be sold by such Selling Stockholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly indorsed the Warrant in blank, and, assuming that the Underwriters purchase the Warrant without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon sale and delivery of, and payment for, such securities as provided herein, the Underwriters will acquire the interest of such Selling Stockholder (including, without limitation, all rights that such Selling Stockholder had or has to transfer such Warrant) in the Warrant and will own the Warrant, free and clear of all liens, encumbrances, equities and claims whatsoever; and (ii) such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver the Warrant which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder. Upon sale to the Underwriters, the Warrant will be immediately exercisable by the Underwriters for the Class B Warrant Shares.

(f) Certificates Suitable for Transfer. Certificates for all of the Shares or the Warrant, as the case may be, to be sold by such Selling Stockholder pursuant to this Agreement, are or will be prior to the First Closing Date (i) in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, will be placed in the custody of the Custodians under the Custody Agreement with irrevocable conditional instructions to such Selling Stockholder’s Attorney-in-Fact under its Power of Attorney to deliver such Shares or the Warrant, as the case may be, to the Underwriters pursuant to this Agreement prior to the First Closing Date or, with respect to the Madison Dearborn Selling Stockholders, any Subsequent Closing Date, as applicable and (ii) in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York.

(g) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement, the Power of Attorney and in the case of the Warrant Selling Stockholder, the Warrant Transaction Documents (as defined herein) (i) will not result in any Default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of such Selling Stockholder, (ii) will not conflict with or constitute a breach of, or Default under, any other material agreement or instrument to which such Selling Stockholder is a party or by which it is bound, and (iii) will not result in any violation of any material statute, law, regulation, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No material consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(h) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Shares Eligible for Future Sale”.

(i) No Further Consents, Etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares or the Warrant, as the case may be, which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby, except as may have previously been made or obtained or as may be required under the Securities Act or state securities laws.

(j) Disclosure in the Prospectus. All information about such Selling Stockholder and its affiliates furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and at any Subsequent Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and at any Subsequent Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Shares) and the information with respect to such Selling Stockholder set forth in any footnote to the ownership table under such caption. The parties hereto agree that (i) the information set forth under the caption “Principal and Selling Stockholders” and the footnotes thereunder, (ii) additionally in the case of the Madison Dearborn Selling Stockholders, the information in the Prospectus in the “Equity Sponsor” section under the caption “Summary” and the number of shares of the Company’s series B junior cumulative preferred stock held by it as set forth in the Prospectus and (iii) additionally in the case of the Warrant Selling Stockholder, the number of shares of the Company’s series A senior cumulative preferred stock held by it as set forth in the Prospectus, is the only information about such Selling Stockholder and its affiliates (other than the Company) that has been furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus.

(k) No Price Stabilization or Manipulation. Such Selling Stockholder and its affiliates have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares other than, with respect to the Warrant Selling Stockholder and GS Selling Stockholders (as defined herein), such actions taken or which may be taken by Wachovia or Goldman, Sachs & Co. (“Goldman”) each in their capacities as an Underwriter.

(l) Confirmation of Company Representations and Warranties. Each Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

(m) Distribution of Offering Material. Such Selling Stockholder and its affiliates have not distributed and will not distribute, prior to the later of the last Subsequent Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than, with respect to the Warrant Selling Stockholder and GS Selling Stockholders (as defined herein), distributions of such materials made or which may be made by Wachovia or Goldman each in their capacities as an Underwriter.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters pursuant to Section 5 of the Agreement shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company, counsel to such Selling Stockholder and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Shares and the Warrant.

(a) The Firm Shares and the Warrant. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [            ] Firm Shares, (ii) the Selling Stockholders agree to sell severally and not jointly to the several Underwriters an aggregate of [            ] Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule B and (iii) the Warrant Selling Stockholder agrees to sell to the several Underwriters the Warrant. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from (1) the Company and the Selling Stockholders (other than the Warrant Selling Stockholder) the respective number of Firm Shares set forth opposite such Underwriter’s name on Schedule A and (2) the Warrant Selling Stockholder its respective portion of the Warrant equal to the number of Firm Shares set forth opposite such Underwriters name on Schedule A divided by the total number of the Firm Shares (the “Warrant Purchase Ratio”). The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[            ] per share (the “Share Purchase Price”). The aggregate purchase price for the Warrant to be paid by the several Underwriters to the Warrant Selling Stockholder shall be equal to the product obtained by multiplying the Share Purchase Price minus the Exercise Price by [            ] (the “Warrant Purchase Price”). The respective portion of the Warrant Purchase Price to be paid by each of the several Underwriters to the Warrant Selling Stockholder shall be equal to the Warrant Purchase Price multiplied by such Underwriter’s Warrant Purchase Ratio.

The Company hereby acknowledges and agrees that the Underwriters’ purchase of the Warrant from the Warrant Selling Stockholder and payment to the Company of the Exercise Price shall be deemed to be an immediate exercise of the Warrant by the Underwriters and a conversion by the Underwriters of the Class B Warrant Shares issuable upon exercise of the Warrant into the Warrant Shares and waives all other conditions and requirements for such exercise or conversion. Concurrently with the Underwriters’ deemed exercise of the Warrant and conversion of the Class B Warrant Shares into Warrant Shares, the Company shall deliver to the Custodians a certificate for [            ] shares of Class B Warrant Shares and a certificate for [            ] shares of Warrant Shares; provided that the certificate for [            ] shares of Class B Warrant Shares will be cancelled by the transfer agent for the Common Stock upon conversion of such shares into Warrant Shares.

(b) The First Closing Date. Delivery of certificates for the Firm Shares and the Warrant in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Lead Representative) at 9:00 A.M., New York City time, on [            ] 2005, or such other time and date not later than 1:30 P.M., New York time, on [            ], 2005 as the Lead Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9.

(c) The Optional Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Madison Dearborn Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [            ] Optional Shares from the Madison Dearborn Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time upon notice by the Lead Representative to the Madison Dearborn Selling Stockholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares, the Warrant and the Optional Shares). Each time and date of delivery, if subsequent to the First Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Lead Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (x) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Lead Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (y) each Madison Dearborn Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Lead Representative may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Madison Dearborn Selling Stockholder bears to the total number of Optional Shares.

(d) Public Offering of the Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Shares and Warrant. Payment for the Shares to be sold by the Company shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company. Payment for the Warrant to be sold by the Warrant Selling Stockholder shall be made at the First Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Custodians.

It is understood that the Lead Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares, the Warrant and any Optional Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Lead Representative by the First Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares or Warrant to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodians are authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodians under the Custody Agreement.

(f) Delivery of the Shares and Warrant. Delivery of the Firm Shares, the Warrant Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Lead Representative shall otherwise instruct. Delivery of the Warrant and Class B Warrant Shares shall be made in accordance with Section 2(b) of this Agreement. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 10:00 A.M., New York City time, on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter and the QIU as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object in writing.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it shall be necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus in order to comply with law, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3.A(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus as are necessary to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

(e) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(i) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending September [    ], 2006 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(j) Company to Provide Interim Financial Statements. Prior to the First Closing Date (and, if applicable, any Subsequent Closing Date) the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(l) Directed Share Program. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The DSP Underwriter will notify the Company as to which DSP Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(m) Quotation. The Company will use its best efforts to quote, subject to notice of issuance, the Shares on the Nasdaq National Market.

(n) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS and Wachovia (which consent may be withheld at the sole discretion of BAS and Wachovia), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares, including without limitation the application by the Company of the net proceeds of the Shares sold by it in the manner contemplated under the caption “Use of Proceeds” in the Prospectus); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other equity compensation plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180-day period without the prior written consent of BAS and Wachovia (which consent may be withheld at the sole discretion of the BAS and Wachovia). Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the

180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up agreements described in Section 5(q) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(o) Compliance with Sarbanes-Oxley Act of 2002. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

(p) Future Reports to the Representatives. During the period of three years hereafter, the Company will furnish, if not otherwise available on EDGAR, to the Lead Representative at 9 West 57th Street, New York, NY 10022, Attention: Legal Department, (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(q) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(r) Existing Lock-Up Agreement. The Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(s) Exercise of the Warrant; No Further Requirements. On the First Closing Date, the Company agrees to honor (i) the deemed exercise of the Warrant to be sold to the Underwriters by the Warrant Selling Stockholder at the First Closing Date for Class B Warrant Shares and immediate conversion by the Underwriters of the Class B Warrant Shares issuable upon exercise of the Warrant for Warrant Shares, each of which is duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims and (ii) its delivery to the Custodians of a certificate for [            ] shares of Class B Warrant Shares and a certificate for [            ] shares of Warrant Shares. The Company hereby agrees that notwithstanding anything in the Warrant Purchase Agreement, the Shareholders Agreement, the Registration Agreement or any other agreement or instrument relating to the Warrant to the contrary, the Warrant Shares shall be validly issued, fully paid and nonassessable, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever upon satisfaction by the Underwriters of the provisions set forth in Section 2(a) of this Agreement.

B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter and the QIU:

(a) Such Selling Stockholder will not, without the prior written consent of BAS and Wachovia (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), enter into any hedging transaction, pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus ; provided, however, that this provision shall not prohibit (i) the private sale of shares of Common Stock to an affiliate of such Selling Stockholder, (ii) the transfer of shares of Common Stock to a family member or trust, or as a bona fide gift, (iii) any transfer by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic relations order, (iv) the sale of shares of Common Stock purchased in the open market after the completion of the Offering so long as the filing of a Form 4 under the Exchange Act shall not be required as a result of such sale and (v) sales of Senior Preferred Stock or Junior Preferred Stock to the Company, each as defined and described in the Prospectus; provided, in the case of clauses (i), (ii) and (iii), that it shall be a condition to such transfer that the transferee executes and delivers to the Lead Representative an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the agreement described in this Section 3.B.(a), and there shall be no further transfer of such shares of Common Stock except in accordance with such agreement. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up agreements described in Section 5(q) with prior notice of any such announcement that gives rise to an extension of the restricted period. For the avoidance of doubt, with respect to the Warrant Selling Stockholder and the GS Selling Stockholders (as defined herein), the foregoing covenants shall not apply to Wachovia or Goldman or any of their respective affiliates (other than the Warrant Selling Stockholder and the GS Selling Stockholders).

(b) Lock-Up Agreement. On or prior to the date hereof, such Selling Stockholder shall have furnished to the Representatives an agreement in the form of Exhibit E hereto.

(c) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

The Lead Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, the Lead Representative, for the benefit of each of the other Representatives, agrees not to consent to any action proposed to be taken by the Company, any Selling Stockholder or any other holder of the Company’s securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Stockholder or any such other security holder with the provisions of, Section 3.A(n) or 3.B(a) above or any lock-up agreement delivered pursuant to Section 5(q) below without giving each of the other Representatives at least 17 days’ prior notice (or such shorter notice as each of the other Representatives may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares and the Class B Warrant Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Firm Shares and Optional Shares and the Warrant to the Underwriters and their exercise of the Warrant and conversion of Class B Warrant Shares into Warrant Shares, (iv) all fees and expenses of the Company’s counsel, independent public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys’ fees and reasonable out-of-pocket expenses incurred by the Company or the Underwriters (not to exceed [$5,000]) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with quotation of the Common Stock on the Nasdaq National Market, (ix) all fees and expenses of the Custodians, (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (xi) all costs and expenses of the QIU in connection with its performance of the role of qualified independent Underwriter (xii) all costs and expenses incurred by the Company relating to the “road show”

undertaken in connection with the marketing of the Shares, provided that the Company shall be responsible for only one half of the cost of any aircraft chartered in connection with the road show, and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to DSP Participants. Except as provided in this Section 4, Section 6, Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and one half of the cost of any aircraft chartered in connection with the road show.

The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodians and (iii) expenses and taxes incident to the sale and delivery of the Shares and the Warrant to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodians under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares and the Warrant as provided herein on the First Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1.A and 1.B hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A, confirming, among other things, that they are independent accountants within the meaning of the Securities Act, that they have performed an audit of the Company’s financial statements for the years indicated in their audit report and that they have performed a review of the unaudited interim financial information of the Company for the quarter ended March 27, 2005 and as at March 27, 2005, in accordance with Statement on Auditing Standards No. 100.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives’ consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, in the judgment of the Representatives, there shall not have occurred any Material Adverse Change.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Kirkland & Ellis LLP, counsel for the Company, dated as of the First Closing Date or any such Subsequent Closing Date, as applicable, substantially in the form attached as Exhibit B.

(e) Opinion of Louisiana Counsel for the Company. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P, Louisiana counsel for the Company, dated as of the First Closing Date or any such Subsequent Closing Date, as applicable, substantially in the form attached as Exhibit D-1.

(f) Opinion of Counsel for the Warrant Selling Stockholder. On the First Closing Date, the Representatives shall have received the favorable opinion of Moore & Van Allen, counsel for the Warrant Selling Stockholder, dated as of the First Closing Date, substantially in the form attached as Exhibit D-2.

(g) Opinion of Counsel for the MDP Selling Stockholders. On any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Kirkland & Ellis LLP, counsel for the MDP Selling Stockholders, dated as of any Subsequent Closing Date, substantially in the form attached as Exhibit C.

(h) Opinion of Counsel for the GS Selling Stockholders. On the First Closing Date, the Representatives shall have received the favorable opinion of (i) Maples and Calder, counsel for GS Mezzanine Partners Offshore, L.P. (“GS Offshore”), dated as of the First Closing Date, substantially in the form attached as Exhibit C and (ii) the Assistant General Counsel of the Merchant Banking division of Goldman, Sachs & Co., counsel for GS Mezzanine Partners, L.P. (together with GS Offshore, collectively the “GS Selling Stockholders”), dated as of the First Closing Date, substantially in the form attached as Exhibit C.

(i) Opinion of Counsel for Randy J. Fertel. On the First Closing Date, the Representatives shall have received the favorable opinion of [            ], counsel for Randy J. Fertel as a Selling Stockholder, dated as of the First Closing Date, substantially in the form attached as Exhibit C.

(j) Opinion of Counsel for William L. Hyde. On the First Closing Date, the Representatives shall have received the favorable opinion of [            ], counsel for William L. Hyde as a Selling Stockholder, dated as of the First Closing Date, substantially in the form attached as Exhibit C.

(k) Opinion of Counsel for James E. Ryder, Jr. On the First Closing Date, the Representatives shall have received the favorable opinion of [            ], counsel for Randy J. Fertel as a Selling Stockholder, dated as of the First Closing Date, substantially in the form attached as Exhibit C.

(l) Opinion of Counsel for the Underwriters. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the First Closing Date or any such Subsequent Closing Date, as applicable, satisfactory to the Representatives.

(m) Officers’ Certificate. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer and President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the First Closing Date or any Subsequent Closing Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement, to the effect set forth in paragraph (b) of this Section 5 and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the First Closing Date or any such Subsequent Closing Date, as applicable, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1.A of this Agreement are true and correct on and as of the First Closing Date or any Subsequent Closing Date, as applicable, with the same force and effect as though expressly made on and as of the First Closing Date or any such Subsequent Closing Date, as applicable; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date or any such Subsequent Closing Date, as applicable.

(n) Bring-down Comfort Letter. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received from KPMG LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to paragraph (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or any Subsequent Closing Date, as the case may be (and the Representatives shall have received an additional six conformed copies of such accountants’ letter for each of the several Underwriters).

(o) Selling Stockholders’ Certificates. On each of the First Closing Date and any Subsequent Closing Date, as applicable, the Representatives shall receive written certificates by or on behalf of each Selling Stockholder, in the forms satisfactory to the Representatives.

(p) Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

(q) Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit E hereto from each director, officer and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act) as set forth on Schedule D hereto, and such agreement shall be in full force and effect on each of the First Closing Date and any Subsequent Closing Date.

(r) Certificates Suitable for Transfer. Certificates for all of the Firm Shares, Optional Shares and the Warrant to be sold by the Selling Stockholders pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, shall have been placed in custody with the Custodians under the Powers of Attorney and the Custody Agreement with irrevocable conditional instructions to deliver such Firm Shares, Optional Shares and the Warrant to the Underwriters pursuant to this Agreement.

(s) Listing of Shares. The Shares shall have been authorized for quotation on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(t) Warrant Transaction Documents. On or prior to the date hereof, the Representatives shall have received duly executed and delivered copies of the following (collectively, the “Warrant Transaction Documents”): Holder of Registrable Acknowledgement dated May [            ], 2005 by the Warrant Selling Stockholder; Letter Agreement dated [            ], 2005 among the Warrant Selling Stockholder and the Company; Written Consent of Holders of Senior Preferred Stock dated [            ], 2005 among the Warrant Selling Stockholder and the Company.

(u) Warrant Share Certificates. On the First Closing Date, the Representatives shall have received stock certificates representing all of the Class B Warrant Shares and Warrant Shares.

(v) Additional Documents. On or before each of the First Closing Date and, if any, the Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, certificates, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 9, Section 10 or Section 16, or if the sale to the Underwriters of the Shares or the Warrant on the First Closing Date or, if any, the Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company and any defaulting Selling Stockholders, pro rata (based on the number of Shares to be sold hereunder), agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or any prospectus wrapper material distributed in Canada or any other foreign jurisdiction, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such

Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

(b) Indemnification by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liabilities, expense or action; provided, however, that, notwithstanding anything to the contrary above, the liability of each Selling Stockholder under the foregoing indemnity pursuant to clauses (i) and (ii) of this Section 7(b) shall be limited to losses, claims, damages, liability or expenses arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or with the approval of such Selling Stockholder specifically for use in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A or Rule

434 under the Securities Act, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have. Notwithstanding the provisions of this Section 7(b), the indemnification obligations of each Selling Stockholder pursuant to this Section 7(b) shall be limited (x) in the case of a Selling Stockholder selling Shares, to an amount equal to the initial offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus the total proceeds received by such Selling Stockholder or (y) in the case of the Wachovia Selling Stockholder, the total net proceeds received from the sale of the Warrant pursuant to this Agreement.

(c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and each Selling Stockholder against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person or Selling Stockholder may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, controlling person, or Selling Stockholder for any legal and other expense reasonably incurred by the Company, or any such director, officer, controlling person, or Selling Stockholder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (i) in the table in the first paragraph under the caption “Underwriting” in the Prospectus, (ii) in the second and third sentence of the third paragraph under the caption “Underwriting” in the Prospectus, (iii) in the fifth (Availability of Prospectus Online) paragraph under the caption “Underwriting”

in the Prospectus, and (iv) in the ninth, tenth, eleventh and twelfth paragraphs under the caption “Underwriting—Stabilization” in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 7(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it is prejudiced as a proximate result of such failure and (ii) will not, in any event, relieve the indemnifying party from any liability which it may have for contribution or any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by BAS in the case of Section 7(c) and Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party is required to so reimburse the indemnified party pursuant to this Section 7 and shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 7, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 2720 to the NASD’s Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct or the QIU.

(g) Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the DSP Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the DSP Underwriter, its officers and employees, and each person, if any, who controls the DSP Underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such DSP Underwriter or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to DSP Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any DSP Participant to pay for and accept delivery of Directed Shares that such DSP Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have; provided, however, that the Company shall not be liable under this clause (iii) to the extent such loss, claim, damage or liability resulting from any such acts or failures to act undertaken or omitted to be taken by any Underwriter through its gross negligence, bad faith or willful misconduct.

SECTION 8. Contribution. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet), bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. The Selling Stockholders’ obligations under this Section 8 are several and not joint, and in no event shall the liability of any Selling Stockholder under this Section 8 exceed the total net proceeds received by such Selling Stockholder from the offering of the Shares or sale of the Warrant, as the case may be, pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, employee and agent of an Underwriter or Selling Stockholder and each person, if any, who controls an Underwriter or Selling Stockholder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter or Selling Stockholder, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Notwithstanding any other provision of this Agreement, the liability of each of the Selling Stockholders under Section 7, and the obligation of each Selling Stockholder to contribute pursuant to this Section 8, shall be several and not joint, and shall not exceed the amount equal to the total net proceeds received by such Selling Stockholder from the offering of the Shares or sale of the Warrant, as the case may be pursuant to this Agreement.

SECTION 9. Default of One or More of the Several Underwriters. If, on the First Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase the Firm Shares, the portion of the Warrant or the Optional Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Shares, Warrant Shares underlying the portion of the Warrant and the Optional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Lead Representative with the consent of the non-defaulting Underwriters, to purchase the Firm Shares or the portion of the Warrant or the Optional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Firm Shares, its portion of the Warrant or the Optional Shares that it or they have agreed to purchase hereunder on such date and the aggregate number of Shares, Warrant Shares underlying the portion of the Warrant and the Optional Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Lead Representative and the Company for the purchase of such Firm Shares, portion of the Warrant or the Optional Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of

Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case, either the Lead Representative or the Company shall have the right to postpone the First Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Lead Representative by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authorities or a material disruption in securities settlement or clearance services in the United States has occurred; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the sole judgment of the Lead Representative is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 and Section 6 hereof or (b) any Underwriter to the Company or the Selling Stockholders.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, or the Company, the officers or employees of the Company, or any person controlling the Company, or any Selling Stockholder, as the case may be, or (B) acceptance of the Shares and the Warrant and payment for them hereunder and (ii) will survive delivery of and payment for the Shares and the Warrant sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 933 2217

Attention: Mr. Thomas M. Morrison

with a copy to:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 583-8567

Attention: Legal Department

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: (212) 848-8515

Attention: Michael J. Schiavone, Esq.

If to the Company:

Ruth’s Chris Steak House, Inc.

3321 Hessmer Avenue

Metairie, Louisiana 70002

Facsimile: (504) 454-9067

Attention: Mr. Craig S. Miller

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Facsimile: (312) 861-2200

Attention: James S. Rowe, Esq.

If to the Selling Stockholders:

Robin P. Selati

Craig S. Miller

as Attorneys-in-fact

c/o Ruth’s Chris Steakhouse, Inc.

3321 Hessmer Avenue

Metairie, Louisiana 70002

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Selling Stockholders, (iii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, (iv) the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act, and (v) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 16. Failure of One or More of the Selling Stockholders to Sell and Deliver Shares or the Warrant. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares or the Warrant, as the case may be, to be sold and delivered by such Selling Stockholders at the First Closing Date or a Subsequent Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 7 and 8 hereof, the Company or the Selling Stockholders, or (ii) purchase the Shares or the Warrant, as the case may be, which the Company and the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares or the Warrant, as the case may be, to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or any Subsequent Closing Date, then the Underwriters shall have the right, by written notice from the Lead Representative to the Company and the Selling Stockholders, to postpone the First Closing Date or such Subsequent Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

SECTION 18. No Fiduciary Duty. The Company and each of the Selling Stockholders acknowledge and agree that:(a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and Warrant Shares and that no fiduciary, advisory or agency relationship between the Company and such Selling Stockholder and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or such Selling Stockholder on other matters; (b) the price of the Shares and the Warrant set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arm’s-length negotiations with the Underwriters, the Company and such Selling Stockholder are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions not involving the Company or its securities which may involve interests that differ from those of such Selling Stockholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company and such Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and (d) the Company and such Selling Stockholder waive, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company and such Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or such Selling Stockholder or any of its other stockholders, employees or creditors.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodians the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

RUTH’S CHRIS STEAK HOUSE, INC.

By:
[Title]

SELLING STOCKHOLDERS

By:
Attorney-in-fact

By:
Attorney-in-fact

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC

WACHOVIA CAPITAL MARKETS, LLC

GOLDMAN, SACHS & CO.

RBC CAPITAL MARKETS CORPORATION

CIBC WORLD MARKETS CORP.

SG COWEN & CO., LLC

PIPER JAFFRAY & CO.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

By	Banc of America Securities LLC

By:
Managing Director

SCHEDULE A

Underwriters	Number of Firm Shares to Be Purchased		Warrant Shares underlying the Warrant
Banc of America Securities LLC	[	]	[	]
Wachovia Capital Markets, LLC	[	]	[	]
Goldman, Sachs & Co.	[	]	[	]
RBC Capital Markets Corporation	[	]	[	]
CIBC World Markets Corp.	[	]	[	]
SG Cowen & Co., LLC	[	]	[	]
Piper Jaffray & Co.	[	]	[	]

Total	[	]	[	]

Schedule A-1

SCHEDULE B

Selling Stockholder	Number of Firm Shares to be Sold		Maximum Number of Optional Shares to be Sold
Madison Dearborn Capital Partners III, L.P. [Address] Attention: [ ]	[	]	[	]
Madison Dearborn Special Equity III, L.P. [Address] Attention: [ ]	[	]	[	]
Special Advisors Fund I, LLC [Address] Attention: [ ]	[	]	[	]
William L. Hyde [Address] Attention: [ ]	[	]	[	]
Wachovia Investors, Inc. [Address] Attention: [ ]	[	]	[	]
James E. Ryder, Jr. [Address] Attention: [ ]	[	]	[	]
GS Mezzanine Partners, LP [Address] Attention: [ ]	[	]	[	]
GS Mezzanine Partners Offshore, LP [Address] Attention: [ ]	[	]	[	]
Randy J. Fertel [Address] Attention: [ ]	[	]	[	]

Total	[	]	[	]

Schedule B-1

SCHEDULE C

ATTORNEYS-IN-FACT FOR THE SELLING STOCKHOLDERS

Robin P. Selati

Craig S. Miller

Schedule C-1

SCHEDULE D

LOCK-UP INDIVIDUALS AND ENTITIES

Directors and Executive Officers:

James G. Cannon

David L. Cattell

Carla R. Cooper

Daniel H. Hannah

Dione M. Heusel

Bannus B. Hudson

Anthony M. Lavely

Craig S. Miller

Thomas E. O’Keefe

Thomas J. Pennison, Jr.

Robin P. Selati

Geoffrey D.K. Stiles

Alan Vituli

Other Individuals:

Randy J. Fertel

James E. Ryder, Jr.

Entities:

GS Mezzanine Partners, LP

GS Mezzanine Partners Offshore, LP

Madison Dearborn Capital Partners III, L.P.

Madison Dearborn Special Equity III, L.P.

Special Advisors Fund I, LLC

Wachovia Investors, Inc.

Schedule D-1

EXHIBIT A

Form of KPMG LLP’s Comfort Letter

[The final comfort letter in draft form will be attached as Exhibit A at the time this Agreement is executed.]

Exhibit A-1

EXHIBIT B

[Form of Opinion of Counsel for the Company]

[The final opinion in draft form will be attached as Exhibit B at the time this Agreement is executed.]

Exhibit B-1

EXHIBIT C

Form of Opinion of Counsel for the Selling Stockholders

[The final opinion in draft form will be attached as Exhibit C at the time this Agreement is executed.]

Exhibit C

EXHIBIT D-1

Form of Opinion of Louisiana Counsel for the Company

[The final opinion in draft form will be attached as Exhibit D-1 at the time this Agreement is executed.]

Exhibit D-1

EXHIBIT D-2

Form of Opinion of Counsel for the Warrant Selling Stockholder

[The final opinion in draft form will be attached as Exhibit D-2 at the time this Agreement is executed.]

Exhibit D-2

EXHIBIT E

[Date]

Banc of America Securities LLC

As Lead Representative of the several Underwriters

Wachovia Capital Markets, LLC

Goldman, Sachs & Co.

RBC Capital Markets Corporation

SG Cowen & Co., LLC

Piper Jaffray & Co.

CIBC World Markets Corp.

As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, NY 10019

Re:	Ruth’s Chris Steak House, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with you in order to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives of the underwriters to be named in the Underwriting Agreement (the “Underwriters”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC and Wachovia Capital Markets, LLC (which consent may be withheld

Exhibit E-1

in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), enter into any hedging transaction, pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of or transfer, including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of the preliminary prospectus prepared in connection with the Offering (the “Preliminary Prospectus”) and continuing through the close of trading on the date 180 days after the date of the final prospectus prepared in connection with the Offering (the “Final Prospectus”) (such period, the “Lock-up Period”). The foregoing sentence shall not apply to (i) any sale of shares to the Underwriters pursuant to the Underwriting Agreement, (ii) the adoption by the undersigned of a trading plan in accordance with the guidelines of Rule 10b5-1 under the Exchange Act solely to the extent such plan does not provide for the sale of Common Stock during the Lock-up Period, (iii) transactions relating to shares of Common Stock or other securities acquired in an issuer directed share program or open market transactions after the completion of the Offering, (iv) the transfer of any or all of the shares of Common Stock owned by the undersigned, either during the undersigned’s lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family, (v) if the undersigned is a corporation, partnership or other business entity, (a) in connection with the merger, sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s assets not undertaken for the purpose of avoiding the restrictions imposed hereby; (b) to another corporation, partnership or other business entity if the transferee and the undersigned are direct or indirect affiliates or otherwise related; or (c) as a part of a distribution without consideration from the undersigned to its equity holders on a pro rata basis, or (vi) solely in connection with the “cashless” exercise of Company stock options for the purpose of exercising stock options (provided that any Common Stock or other securities received upon such exercise will also be subject to this agreement); provided, however, that in the case of clauses (iv) through (vi) above, it shall be a condition precedent to such transfer that the transferee executes and delivers to Banc of America Securities LLC and Wachovia Capital Markets, LLC an agreement stating that the transferee is receiving the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter agreement.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Banc of America Securities LLC and Wachovia Capital Markets, LLC waive, in writing, such extension. The undersigned hereby acknowledges that the Company has

Exhibit E-2

agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 12 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter agreement during the period from the date of this letter agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

This letter agreement shall become effective on the date of the preliminary prospectus and shall be irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

The undersigned understands that, if (i) the Registration Statement (as defined in the Underwriting Agreement) does not become effective by September 30, 2005 or (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, this letter agreement shall terminate and the undersigned shall be released from all obligations under this letter agreement.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit E-3